Exhibit 99.1

Green Plains Reports Fourth Quarter and Full Year 2022 Financial Results

Results for the Fourth Quarter and Full Year 2022:

  Fourth quarter EPS of $(0.66) per basic and diluted share, compared to EPS of $(0.18) per basic and diluted share for the same period in the prior year
  Full Year EPS of $(2.29) per basic and diluted share, compared to EPS of $(1.41) per basic and diluted share for the prior year
  Positive fourth quarter consolidated ethanol crush margin of $0.03 per gallon, inclusive of negative impact of winter storms across the platform

Business Highlights:

  Protein technology currently operating at five facilities, with approximately 330,000 tons of annual capacity, and protein ingredients shipping from each of these facilities during the first quarter of 2023
  Protein sales program on track with achievement of contracted and anticipated recurring customer sales of approximately 75% of platform capacity for 2023 across numerous species and high-value markets
  Achieved record renewable corn oil yield across the platform, driven by MSC™ installations coming online
  Clean Sugar Technology™ construction at Green Plains Shenandoah underway and conversations advancing with numerous potential customers and co-location partners
  Development of a novel Sustainable Aviation Fuel technology underway through a joint venture, Blue Blade Energy, with United Airlines and Tallgrass
  Further executing on carbon strategy alternatives through potential opportunity in synthetic methane production with Osaka Gas USA and Tallgrass
  Strong position to continue executing transformation plan with $500.3 million of cash, cash equivalents, and restricted cash along with $235.0 million available under a committed credit facility

OMAHA, Neb.--(BUSINESS WIRE)--February 8, 2023--Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the fourth quarter and full year 2022. Net loss attributable to the company was $38.6 million, or $(0.66) per basic and diluted share for the fourth quarter compared to net loss attributable to the company of $9.6 million, or $(0.18) per basic and diluted share, for the same period in 2021. Revenues for the quarter were $914.0 million compared with $802.3 million for the same period in the prior year. EBITDA was $5.7 million for the quarter compared to $30.3 million for the same period in 2021.

“Execution on our transformation plan hit an important milestone in recent weeks with the completion of our fifth MSC system,” said Todd Becker, President and Chief Executive Officer. “These deployments of MSC are an important step toward what we believe will be significant earnings contributions in future quarters from this technology. During the fourth quarter, we continued to experience a challenging ethanol margin environment that was impacted significantly late in the quarter by both rail delays and weather-related shutdowns, coupled with continued seasonally high corn basis. Utilization remained strong at 93% during the quarter and despite the challenging macro operating environment, we achieved a positive consolidated crush margin of $0.03 per gallon. We have begun to see the positive impact from Ultra-High Protein production and expanded oil yields, as they were strong contributors in a weak ethanol margin environment.”

“Our strong protein ingredient sales program continues to accelerate,” added Becker. “Our customer base continues to grow, and when combined with anticipated recurring customer sales, we have approximately 75% of our platform capacity already spoken for and have sold out most of the first half of the year. With five facilities now operational, we are able to serve our customers from multiple locations, demonstrating the unique capabilities of our platform. With our production volumes and the redundancy of our platform increasing, we are beginning to realize the opportunity to future proof our customers’ animal feed diets to meet increasing consumer demand for healthier, low-carbon protein products. We have seen robust demand after demonstrating our ability to service customers with higher volumes. With our expanded reach, our products continue to be shipped to aqua, pet, poultry, swine, and dairy customers in North America, South America and Asia Pacific.”

Construction is progressing at the first commercial clean sugar facility in Shenandoah, Iowa, deploying Fluid Quip Technologies’ CST™ and laying the groundwork for a growing biocampus.

“We believe producing low-carbon dextrose to support the emerging bio-economy, in addition to traditional food and chemical users, is a game changing opportunity to maximize our production platform and unlock significant value for our shareholders as we attempt to disrupt a century old industry,” said Becker. “Our CST system at Shenandoah is leading to substantive discussions with interested co-location partners and potential customers. We believe this opportunity is larger than all other value drivers and when combined with protein and oil, will help leave traditional ethanol volatility in the rear-view mirror.”

“As we begin 2023, we finally see the inflection points in our transformation,” concluded Becker. “The milestones achieved during 2022 leave us in firm position to continue executing on our vision to maximize value by expanding production of our protein ingredients and renewable corn oil, capturing the biogenic carbon dioxide, and converting a portion of starch into dextrose. All of these initiatives are on track and our confidence that we will achieve our 2024 and beyond transformation financial guidance outlined at the beginning of this journey continues to grow.”

Full Year Highlights:

  Plant modernization and upgrade programs completed, returning platform to full utilization rate capability
  Achieved 60% protein concentration, as fed, at a trial at Green Plains Wood River in the second quarter using Fluid Quip Technologies’ MSC™ system combined with biological solutions exclusive to Green Plains
  Broke ground on MSC™ at turnkey solution partner Tharaldson Ethanol in Casselton, North Dakota, anticipated to be operational in early 2024
  Commenced construction of first commercial deployment of Clean Sugar Technology™ at Green Plains Shenandoah, anticipated to be operational in late 2023
  Announced aquafeed partnership with Riverence to expand trout and salmon feed production in Idaho
  Expanded protein sales to customers in North America, South America and Asia Pacific across multiple species

Results of Operations

Green Plains ethanol production segment sold 225.2 million gallons of ethanol during the fourth quarter of 2022, compared with 200.5 million gallons for the same period in 2021. The consolidated ethanol crush margin was $7.9 million, or $0.03 per gallon, for the fourth quarter of 2022, compared with $41.0 million, or $0.20 per gallon, for the same period in 2021. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs, nonethanol operating activities and other fees, net of related expenses.

Consolidated revenues increased $111.7 million for the three months ended December 31, 2022, compared with the same period in 2021, primarily due to higher average selling prices and higher volumes sold for ethanol, distillers grains and renewable corn oil.

Net loss increased $28.4 million and EBITDA decreased $24.5 million for the three months ended December 31, 2022, compared with the same period the prior year, primarily due to lower ethanol crush margins. Interest expense decreased $0.5 million for the three months ended December 31, 2022 compared with the same period in 2021. Income tax expense was $4.9 million for the three months ended December 31, 2022 compared with income tax expense of $4.8 million for the same period in 2021.

Segment Information

The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains, Ultra-High Protein and renewable corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, renewable corn oil, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Var.	2022	2021	% Var.
Revenues:
Ethanol production	$760,458	$586,024	29.8%	$3,070,192	$2,153,368	42.6%
Agribusiness and energy services	159,582	221,279	(27.9)	615,615	691,484	(11.0)
Partnership	20,947	19,094	9.7	79,767	78,452	1.7
Intersegment eliminations	(26,944)	(24,078)	11.9	(102,725)	(96,136)	6.9
	$914,043	$802,319	13.9%	$3,662,849	$2,827,168	29.6%

Gross margin:
Ethanol production	$2,316	$29,776	(92.2)%	$1,826	$90,085	(98.0)%
Agribusiness and energy services	14,649	4,586	219.4	52,665	34,109	54.4
Partnership	20,947	19,094	9.7	79,767	78,452	1.7
Intersegment eliminations	1,800	2,574	(30.1)	3,580	(587)	*
	$39,712	$56,030	(29.1)%	$137,838	$202,059	(31.8)%

Depreciation and amortization:
Ethanol production	$22,444	$20,314	10.5%	$81,545	$82,969	(1.7)%
Agribusiness and energy services	1,252	463	170.4	3,466	2,535	36.7
Partnership	1,178	966	21.9	4,093	3,737	9.5
Corporate activities	1,811	716	152.9	3,594	2,711	32.6
	$26,685	$22,459	18.8%	$92,698	$91,952	0.8%

Operating income (loss):
Ethanol production (1)	$(29,991)	$2,973	*%	$(117,764)	$(27,996)	*%
Agribusiness and energy services	10,521	1,738	*	36,415	17,458	108.6
Partnership	11,793	11,468	2.8	47,699	48,672	(2.0)
Intersegment eliminations	1,800	2,574	(30.1)	3,580	(587)	*
Corporate activities (2)	(17,130)	(10,950)	56.4	(68,878)	(12,039)	*
	$(23,007)	$7,803	*%	$(98,948)	$25,508	*%

Adjusted EBITDA:
Ethanol production (1)	$(8,102)	$23,317	(134.7)%	$(8,619)	$55,056	(115.7)%
Agribusiness and energy services	11,789	2,201	*	39,798	19,716	101.9
Partnership	13,154	12,617	4.3	52,429	53,109	(1.3)
Intersegment eliminations	1,800	2,574	(30.1)	3,580	(587)	*
Corporate activities (2)	(12,925)	(10,445)	23.7	(60,478)	(10,499)	*
EBITDA	5,716	30,264	(81.1)	26,710	116,795	(77.1)
Other income (3)	—	—	—	(27,712)	—	*
Loss (gain) on sale of assets, net	—	1,644	*	—	(29,601)	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	180	184	(2.2)
	$5,761	$31,953	(82.0)%	$(822)	$87,378	(100.9)%
(1) Operating loss for ethanol production includes an inventory lower of cost or net realizable value adjustment of $12.3 million for both the three and twelve months ended December 31, 2022.

(2) Corporate activities for the three and twelve months ended December 31, 2021 include a $1.6 million loss on sale of assets and a $29.6 million gain on sale of assets from the sale of the Ord, Nebraska, ethanol plant, respectively.

(3) Other income for the twelve months ended December 31, 2022 includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Var.	2022	2021	% Var.

Ethanol production
Ethanol sold (gallons)	225,206	200,521	12.3%	872,133	750,648	16.2%
Distillers grains sold (equivalent dried tons)	585	518	12.9	2,280	1,977	15.3
Renewable corn oil sold (pounds)	77,228	62,972	22.6	281,730	219,807	28.2
Corn consumed (bushels)	78,038	70,242	11.1	301,868	259,786	16.2

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	259,287	200,196	29.5	948,971	820,638	15.6
Export ethanol sold (gallons)	15,786	61,245	(74.2)	137,835	173,391	(20.5)
	275,073	261,441	5.2	1,086,806	994,029	9.3

Partnership
Storage and throughput (gallons)	226,184	201,466	12.3%	875,601	754,524	16.0%
(1) Includes gallons from the ethanol production segment
GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021
			($ per gallon produced)

Ethanol production operating income (loss) (1)	$(29,991)	$2,973	$(0.13)	$0.01
Depreciation and amortization	22,444	20,314	0.10	0.10
Total adjusted ethanol production	(7,547)	23,287	(0.03)	0.11

Intercompany fees, net:
Storage and logistics (partnership)	12,274	12,027	0.05	0.06
Marketing and agribusiness fees (2) (agribusiness and energy services)	3,123	5,722	0.01	0.03
Consolidated ethanol crush margin	$7,850	$41,036	$0.03	$0.20
(1) Operating loss for ethanol production includes an inventory lower of cost or net realizable value adjustment of $12.3 million for both the three and twelve months ended December 31, 2022.

(2) For the three months ended December 31, 2022 and 2021 includes $2.9 million of income and $0.4 million of costs, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources

As of December 31, 2022, Green Plains had $500.3 million in total cash, cash equivalents, and restricted cash, and $235.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2022 was $634.8 million, including $137.7 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $58.6 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information

On February 8, 2023, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss fourth quarter and full year 2022 operating results for each company. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website here.

Non-GAAP Financial Measures

Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated benefits from its plant upgrade and modernization program, disruption caused by health epidemics, such as the COVID-19 outbreak, and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$444,661	$426,220
Restricted cash	55,615	134,739
Marketable securities	—	124,859
Accounts receivable, net	108,610	119,961
Income taxes receivable	1,286	911
Inventories	278,950	267,838
Other current assets	39,628	43,221
Total current assets	928,750	1,117,749
Property and equipment, net	1,029,327	893,517
Operating lease right-of-use assets	73,244	64,042
Other assets	91,810	84,447
Total assets	$2,123,131	$2,159,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$234,301	$146,063
Accrued and other liabilities	44,443	56,980
Derivative financial instruments	47,941	43,244
Operating lease current liabilities	20,721	16,814
Short-term notes payable and other borrowings	137,678	173,418
Current maturities of long-term debt	1,838	35,285
Total current liabilities	486,922	471,804
Long-term debt	495,243	514,006
Operating lease long-term liabilities	55,515	49,795
Other liabilities	24,385	22,131
Total liabilities	1,062,065	1,057,736

Stockholders' equity
Total Green Plains stockholders' equity	910,031	950,500
Noncontrolling interests	151,035	151,519
Total stockholders' equity	1,061,066	1,102,019
Total liabilities and stockholders' equity	$2,123,131	$2,159,755

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Var.	2022	2021	% Var.

Revenues	$914,043	$802,319	13.9%	$3,662,849	$2,827,168	29.6%

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	874,331	746,289	17.2	3,525,011	2,625,109	34.3
Operations and maintenance expenses	7,146	5,908	21.0	25,158	23,061	9.1
Selling, general and administrative expenses	28,888	18,216	58.6	118,930	91,139	30.5
Loss (gain) on sale of assets, net	—	1,644	*	—	(29,601)	*
Depreciation and amortization expenses	26,685	22,459	18.8	92,698	91,952	0.8
Total costs and expenses	937,050	794,516	17.9	3,761,797	2,801,660	34.3
Operating income (loss)	(23,007)	7,803	*	(98,948)	25,508	*

Other income (expense)
Interest income	2,637	79	*	5,277	575	*
Interest expense	(6,460)	(6,919)	(6.6)	(32,642)	(67,144)	(51.4)
Other, net	(782)	(260)	200.8	27,612	(1,940)	*
Total other income (expense)	(4,605)	(7,100)	(35.1)	247	(68,509)	(100.4)
Income (loss) before income taxes and income from equity method investees	(27,612)	703	*	(98,701)	(43,001)	129.5
Income tax expense	(4,893)	(4,759)	2.8	(4,747)	(1,845)	157.3
Income from equity method investees, net of income taxes	183	183	—	71	700	(89.9)
Net loss	(32,322)	(3,873)	*	(103,377)	(44,146)	134.2
Net income attributable to noncontrolling interests	6,294	5,695	10.5	23,841	21,846	9.1
Net loss attributable to Green Plains	$(38,616)	$(9,568)	*%	$(127,218)	$(65,992)	92.8%

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(0.66)	$(0.18)		$(2.29)	$(1.41)

Weighted average shares outstanding:
Basic and diluted	58,482	52,800		55,541	46,652
* Percentage variances not considered meaningful

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(103,377)	$(44,146)
Noncash operating adjustments:
Depreciation and amortization	92,698	91,952
Gain on sale of assets, net	—	(29,601)
Inventory lower of cost or net realizable value adjustment	12,323	—
Loss on extinguishment of debt	419	32,645
Other	17,260	18,083
Net change in working capital	50,386	(64,687)
Net cash provided by operating activities	69,709	4,246

Cash flows from investing activities:
Purchases of property and equipment, net	(212,366)	(187,195)
Purchases of marketable securities	—	(124,859)
Proceeds from the sale of marketable securities	124,523	—
Proceeds from the sale of assets, net	—	87,217
Other investing activities	(17,409)	(11,448)
Net cash used in investing activities	(105,252)	(236,285)

Cash flows from financing activities:
Net proceeds - long term debt	43,249	179,001
Net proceeds - short-term borrowings	(35,099)	27,907
Proceeds from issuance of common stock	—	355,978
Other	(33,290)	(44,698)
Net cash provided by (used in) financing activities	(25,140)	518,188

Net change in cash, cash equivalents and restricted cash	(60,683)	286,149
Cash, cash equivalents and restricted cash, beginning of period	560,959	274,810
Cash, cash equivalents and restricted cash, end of period	$500,276	$560,959

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$444,661	$426,220
Restricted cash	55,615	134,739
Total cash, cash equivalents and restricted cash	$500,276	$560,959

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss	$(32,322)	$(3,873)	$(103,377)	$(44,146)
Interest expense (1)	6,460	6,919	32,642	67,144
Income tax expense	4,893	4,759	4,747	1,845
Depreciation and amortization (2)	26,685	22,459	92,698	91,952
EBITDA	5,716	30,264	26,710	116,795
Other income (3)	—	—	(27,712)	—
Loss (gain) on sale of assets, net	—	1,644	—	(29,601)
Proportional share of EBITDA adjustments to equity method investees	45	45	180	184
Adjusted EBITDA	$5,761	$31,953	$(822)	$87,378
(1) Interest expense for the year ended December 31, 2021 includes a loss upon extinguishment of convertible notes of $22.1 million and a loss on settlement of convertible notes of $9.5 million.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(3) Other income for the twelve months ended December 31, 2022 includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

Contacts

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com